Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389

hpe.com

Press Release Hewlett Packard Enterprise appoints Marie Myers as Chief Financial Officer

HOUSTON – December 15, 2023 – Hewlett Packard Enterprise (NYSE: HPE) today announced that Marie Myers will join the company as executive vice president and chief financial officer on January 15, 2024, reporting to Antonio Neri, president and chief executive officer. Myers has served as CFO of HP Inc. (NYSE: HPQ) since 2021, having spent more than 20 years in numerous financial leadership positions at the company. She is based in Houston. Jeremy Cox, who has served as interim chief financial officer since August, will return full time to his position as senior vice president, corporate controller and chief tax officer, reporting to Myers.

“Marie is a strategic and visionary CFO known for making financial decisions that fuel innovation and performance,” said Neri. “She has an impressive track record in driving both operational and financial results, and she embraces the opportunity to help teams excel. I look forward to partnering with her as we bring bold, new experiences to our customers and deliver greater returns to our shareholders.”

“Additionally, HPE owes Jeremy many thanks for his steady, thoughtful leadership over the last several months,” Neri said. “He is a trusted partner to our executive team and has ensured our consistent execution during this transition. I am incredibly grateful for the collaborative approach he brings to everything he does, and he will continue to play a vital role in HPE’s ongoing success.”

“Since its formation eight years ago, HPE has demonstrated the power of its unique and broad portfolio, and I have admired the significant progress the company has made in its remarkable transformation,” said Myers. “HPE presents an exciting opportunity that will allow me to partner with the best of the best and be a part of the next big thing. I am thrilled to help drive the next phase of growth for the company.”

Prior to becoming CFO at HP Inc., Myers held a variety of other positions at the company including serving as HP’s global controller and as the Americas CFO of HP’s Personal Systems business unit. She was HP’s finance lead for the separation of Hewlett-Packard Company in 2015, which resulted in the creation of HPE. She previously served as CFO at robotic process automation company, UiPath.

Myers is a native of Australia and earned both a bachelor of arts in political science and journalism and a bachelor of economics from the University of Queensland in Brisbane. She earned a master of business administration from the University of St. Thomas in Houston, Texas. She currently serves on the board of directors for both F5 Networks and KLA Corporation.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service. With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “intend,” “will,” "may," and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of executive performance, financial performance, plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

Media Contact:
Katherine Ducker
Katherine.B.Ducker@hpe.com

Investor Contact:
Jeff Kvaal
investor.relations@hpe.com